UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 29, 2009
Date of Report (Date of earliest event reported)

MACROSHARES HOUSING DEPOSITOR, LLC
(Depositor)
(Exact name of registrant as specified in its charter)

 MacroShares Major Metro Housing Down Trust
 (Issuers with respect to the Offered Securities)

Delaware (State or other jurisdiction of incorporation or organization of registrant)	333-151523 (Commission File Number)	26-1501411 (I.R.S. Employer Identification No.)

73 Green Tree Drive #9
Dover, DE 19904
(Address of principal executive offices)

(888) MACROS1
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 29, 2009, the trust agreement governing the MacroShares Major Metro Housing Down Trust was amended and restated in its entirety by the Amended and Restated MacroShares Major Metro Housing Down Trust Agreement entered into among MacroShares Housing Depositor, LLC, as depositor, State Street Bank and Trust Company, N.A., as trustee, MacroMarkets LLC, as administrative agent, and Macro Financial, LLC, as marketing agent.  The terms and conditions of the Amended and Restated MacroShares Major Metro Housing Down Trust Agreement are described in detail in the prospectus for the MacroShares Major Metro Housing Down Shares, dated June 26, 2009.

On June 29, 2009, the MacroShares Major Metro Housing Down Trust entered into (i) a Master ISDA Agreement with the MacroShares Major Metro Housing Up Trust, (ii) a Schedule to the Master ISDA, (iii) a confirmation to the Master ISDA, also referred to as the "Income Distribution Agreement", (iv) a second confirmation to the Master ISDA, also referred to as the "Settlement Contract", (v) a Sublicense Agreement with the MacroShares Metro Housing Up Trust, MacroMarkets LLC and MacroShares Housing Depositor, LLC; and (vi) a MacroShares Licensing Agreement with the MacroShares Metro Housing Up Trust and MacroMarkets LLC.  The terms and conditions of each of the foregoing agreements are described in detail in the prospectus for the MacroShares Major Metro Housing Down Shares, dated June 26, 2009.

Item 8.01

Other Events.

Effective July 20, 2009, State Street Bank and Trust Company, N.A., in its capacity as the trustee for the MacroShares Major Metro Housing Down Trust, has agreed to reduce the creation fee applicable to each creation order that is placed for the MacroShares Major Metro Housing Down and Up Shares from $2,000 to $250 and also to reduce the redemption fee applicable to each redemption order that is placed for the MacroShares Major Metro Housing Down and Up Shares from $2,000 to $250.  This reduction will apply to all creation orders and all redemption orders until such time as the assets on deposit in the value of the MacroShares Major Metro Housing Down Trust (not including income realized on the trust's treasuries) reaches $240 million.  Thereafter, the creation fee will be equal to $500 per creation order and the redemption fee will be equal to $500 for each redemption order.

As of July 20, 2009, the MacroShares Major Metro Housing Down Shares were beneficially held by more than 100 independent investors.  Accordingly, the MacroShares Major Metro Housing Down Shares now meet the criteria for "publicly-offered securities" under the Plan Assets Regulation issued by the Department of Labor and investors which constitute plans may now acquire the MacroShares Major Metro Housing Down Shares.

Item 9.01

Financial Statements and Exhibits.

Following is a list that is hereby filed as part of this Form 8-K:

4.1.2	Amended and Restated MacroShares Major Metro Housing Down Trust Agreement
4.4.1	2002 ISDA Master Agreement
4.4.2	Schedule to 2002 ISDA Master Agreement
4.5	Income Distribution Agreement
4.6	Settlement Contract
4.7	MacroShares License Agreement
4.8	S&P Sublicensing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROSHARES HOUSING DEPOSITOR, LLC

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III Chief Executive Officer
Title:

Date:  July 22, 2009

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